Exhibit 3.1

UNICYCIVE THERAPEUTICS, INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE VOTING PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

UNICYCIVE THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by a committee of the Board of Directors of the Corporation acting upon authority delegated by the Board of Directors, which resolution remains in full force and effect on the date hereof:

RESOLVED, pursuant to authority expressly set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Series A Convertible Voting Preferred Stock, par value $0.001 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock is hereby approved as follows:

SERIES A CONVERTIBLE VOTING PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all dividends that have accrued on such share, whether or not declared, but that have not, as of such date, been paid (or not yet accreted).

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified into.

“Conversion Date” means the date on which the Series A Preferred Stock is converted pursuant to Section 6.

“Conversion Price” for the Series A Preferred Stock shall be the lowest of (i) $0.55 per share (as adjusted for the Reverse Stock Split), (ii) the VWAP of the Common Stock over the five (5) consecutive trading days prior to the Signing Date (as adjusted for the Reverse Stock Split) and (iii) the closing bid price on the Signing Date (as adjusted for the Reverse Stock Split); provided, however, if the VWAP of the Common Stock over the five (5) consecutive trading days commencing on the 6th trading day following the Reverse Stock Split is lower than the Conversion Price, the Conversion Price will automatically be lowered to such lower price.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Cap” means number of shares equal to 19.9% of the Corporation’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on the Signing Date).

“Deemed Liquidation Event” means (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

“Director Nominees” means the nominees for Director of the Corporation.

“DGCL” shall mean the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” has the meaning set forth in Section 9(b).

“First Expiration Date” means the date that is twenty-one (21) days following the Corporation’s announcement of receipt of FDA approval for Renazorb.

“Holder” means any holder of Series A Preferred Stock.

“Issuance Date” means March 8, 2023.

“Maximum Permitted Rate” has the meaning set forth in Section 9(d).

“Original Per Share Price” means $1,000 per share.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pool Increase” means an increase to its outstanding equity incentive pool in an amount determined by the Board of Directors after the Issuance Date.

“Proposals” has the meaning set forth in Section 8.

“Redemption Date” has the meaning set forth in Section 9(a).

“Redemption Notice” has the meaning set forth in Section 9(b).

“Redemption Price” has the meaning set forth in Section 9(a).

“Redemption Request” has the meaning set forth in Section 9(a).

“Requisite Approval” means the date that the Corporation’s stockholders first approve the Proposals.

“Requisite Holders” means Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class.

“Reverse Stock Split” means the first reverse stock split of the Common Stock following the date of this Certificate of Designation at a specific ratio within a range of 1-for-10 to 1-for-20, with the exact ratio to be determined by the Corporation’s Board of Directors in its sole discretion.

“Second Expiration Date” means the date that is twenty-one (21) days following the Corporation’s announcement of receipt of Transitional Drug Add-on Payment Adjustment approval for Renazorb.

“Series A-1 Preferred Stock” has the meaning set forth in Section 2(a).

“Series A-2 Preferred Stock” has the meaning set forth in Section 2(a).

“Series A-3 Preferred Stock” has the meaning set forth in Section 2(a).

“Series A-4 Preferred Stock” has the meaning set forth in Section 2(a).

“Series A-5 Preferred Stock” has the meaning set forth in Section 2(a).

“Share Conversion Number” has the meaning set forth in Section 6(b)(i).

“Signing Date” means the effective date of that certain Securities Purchase Agreement for the purchase and sale of the Series A-1 Preferred Stock.

“Third Expiration Date” means the date that is twenty-one (21) days following the public disclosure by the Corporation of financial results for four (4) quarters of commercial sales of Renazorb following receipt of Transitional Drug Add-On Payment Adjustment approval for Renazorb, commencing with the first quarter in which the Corporation receives revenue from Centers for Medicare and Medicaid Services for Renazorb under the Transitional Drug Add-On Payment Adjustment.

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

“Tranche A Warrant” means a warrant to purchase the number of shares of Series A-3 Preferred Stock determined by dividing (x) the product of (A) the Share Conversion Number multiplied by (B) a fraction equal to 5/6 by (y) one-hundred and ten percent (110%) at an exercise price equal to 110% of the Conversion Price on the Automatic Conversion Date. The Tranche A Warrant shall expire on the First Expiration Date.

“Tranche B Warrant” means a warrant to purchase the number of shares of Series A-4 Preferred Stock determined by dividing the number of shares issuable upon exercise of the Tranche A Warrant by one hundred and ten percent (110%) at an exercise price equal to 110% of the exercise price of the Tranche A Warrant. The Tranche B Warrant shall expire on the Second Expiration Date.

“Tranche C Warrant” means a warrant to purchase the number of shares of Series A-5 Preferred Stock determined by dividing (i) the product of (A) the number of shares issuable upon exercise of the Tranche B Warrant multiplied by (B) two (2) by (ii) one hundred and twenty-five percent (125%); provided that, (i) if the Tranche A Warrant is not exercised in full by the First Expiration Date and the Corporation announces receipt of FDA approval for Renazorb on or prior to December 31, 2024, then the number of shares of Series A-5 Preferred Stock issuable upon exercise of the Tranche C Warrant shall be reduced by fifty percent (50%) of the total number of shares of Series A-5 Preferred Stock underlying such Tranche C Warrant on the issuance date thereof and (ii) if the Tranche B Warrant is not exercised in full by the Second Expiration Date and the Corporation announces receipt of Transitional Drug Add-On Payment Adjustment approval for Renazorb on or prior to June 30, 2025, then the number of shares of Series A-5 Preferred Stock issuable upon exercise of the Tranche C Warrant shall be reduced by fifty percent (50%) of the total number of shares of Series A-5 Preferred Stock underlying such Tranche C Warrant on the issuance date thereof. The Tranche C Warrants shall have an exercise price equal to 125% of the exercise price of the Tranche B Warrant and shall expire on the Third Expiration Date.

“Unit” has the meaning set forth in Section 6(a).

“Voting Conversion Price” means for the Series A Preferred Stock shall be the lowest of (i) the Nasdaq Official Closing Price of the Common Stock immediately preceding the Signing Date (as adjusted for the Reverse Stock Split) and (iii) the average Nasdaq Official Closing Price of the Common Stock (as adjusted for the Reverse Stock Split) for the five trading days immediately preceding the Signing Date.

“VWAP” means the five (5)-day volume weighted average price of the Common Stock quoted on the Nasdaq Capital Market over the five (5) consecutive trading days prior to the Signing Date.

“Warrants” means the Tranche A Warrant, the Tranche B Warrant and the Tranche C Warrant.

Section 2. Designation, Amount and Par Value; Assignment; Ranking.

(a) The distinctive serial designations of the series of Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), the Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), the Series A-3 Convertible Preferred Stock (the “Series A-3 Convertible Preferred Stock”), the Series A-4 Convertible Preferred Stock (the “Series A-4 Convertible Preferred Stock”) and the Series A-5 Convertible Preferred Stock (the “Series A-5 Convertible Preferred Stock” and, together with the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock, the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except as set forth herein. The number of shares of Series A-1 Preferred Stock so designated shall be 30,190, the number of shares of Series A-2 Preferred Stock so designated shall be 1,800,000, the number of shares of Series A-3 Preferred Stock so designated shall be 1,800,000, the number of shares of Series A-4 Preferred Stock so designated shall be 1,800,000 and the number of shares of Series A-5 Preferred Stock so designated shall be 3,600,000. The Series A Preferred Stock shall have a par value of $0.001 per share.

(b) The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation’s transfer agent for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation and its transfer agent may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series A Preferred Stock may be issued solely in book-entry form. The Corporation or its transfer agent shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the shares of Series A Preferred Stock evidencing such shares to be transferred, to the Corporation’s transfer agent. Upon any such registration or transfer, a new or book-entry notation evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new book-entry notation evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

(c) Prior to the Requisite Approval, the Series A Preferred Stock will be senior to the Common Stock and all other series or classes of stock and equity securities of the Corporation with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary Liquidation, dissolution or winding up of the affairs of the Corporation.

Section 3. Dividends.

(a) Prior to the Requisite Approval, dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Corporation, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase to fourteen percent (14%) if the Requisite Approval is not obtained at the first meeting of stockholders following the Issuance Date (collectively, the “Accruing Dividends”). If such dividends are not declared and paid in cash, the dividend amounts will be added to the aggregate Liquidation Preference then outstanding of the Series A Preferred Stock (such dividends will accumulate and will be included (i) in the payments made upon redemption or Liquidation and (ii) for purposes of conversion and voting, but not to exceed 19.9% of the number of shares of Common Stock outstanding as of the Signing Date without the Requisite Approval).

(b) In addition to Section 3(a) above, at all times following the Issuance Date, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section 7(a)) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section 7(a)) are paid on shares of the Common Stock.

Section 4. Voting Rights.

(a) Subject to the last sentence of this Section 4(a), Section 4(b) and Section 6(f), the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis as determined by dividing the Liquidation Preference with respect to such shares of Series A Preferred Stock by the Voting Conversion Price. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders. Unless and until the Corporation has obtained the Requisite Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes the Holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to the Cap, which each such holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the Holders of the Series A Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis on the Proposals set forth in Section 8(i) and (ii) herein.

(b) In addition to Section 4(a), prior to the Requisite Approval, neither the Corporation nor any of its subsidiaries shall take any of the following actions without the consent of the Requisite Holders:

(i) effect any Liquidation;

(ii) materially change the nature of the Corporation’s business;

(iii) amend or waive any provisions of their respective organizational documents in a manner that adversely and disproportionately affects the rights, preferences, privileges or power of the shares of Series A Preferred Stock;

(iv) issue additional equity securities senior to or pari passu with the Series A Preferred Stock;

(v) pay any dividends on the Common Stock or any equity securities junior to or pari passu with the Series A Preferred Stock or repurchase any equity interests (other than repurchases of, or dividends paid (including through payment-in-kind) on, the shares of Series A Preferred Stock or dividends paid solely in the form of equity securities junior to the Series A Preferred Stock);

(vi) incur additional indebtedness in excess of $500,000; or

(vii) enter into or be a party to any transaction with any director, officer, or employee of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms that are approved by a majority of the Corporation’s Board of Directors;

(viii) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(ix) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Corporation or to the Corporation of money or assets greater than $500,000.

Section 5. Liquidation.

(a) Prior to the Requisite Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Corporation by reason of their ownership thereof, an amount per share equal to the greater of (i) one times (1X) the Original Per Share Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth herein or otherwise) pursuant to Section 4 immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Liquidation Preference, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series A Liquidation Amount, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to the paragraph above shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(b) Following the Requisite Approval, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth herein or otherwise.

Section 6. Conversion.

(a) No Conversion. Prior to the receipt of the Requisite Approval, subject to Section 4(a) above, the Series A Preferred Stock is not convertible by the Holder thereof.

(b) Automatic Conversion. Subject to the limitations set forth in Section 6(f), on the tenth (10th) Trading Day following the announcement of the Requisite Approval (the “Automatic Conversion Date”), each share of Series A-1 Preferred Stock shall automatically convert into a unit consisting of (1) the number of shares of Common Stock equal to the quotient of (A) the Liquidation Preference with respect to such share of Series A-1 Preferred Stock as of the Automatic Conversion Date, divided by (B) the Conversion Price on the Automatic Conversion Date (the “Share Conversion Number”), provided that, to the extent the Share Conversion Number would cause such Holder’s beneficial ownership to exceed the Maximum Percentage (as defined below), such Holder shall receive shares of Series A-2 Preferred Stock in lieu of Common Stock, on a one-for-one basis, with respect to the number of shares of Common Stock that would result in the Share Conversion Number exceeding the Maximum Percentage, (2) a Tranche A Warrant, (3) a Tranche B Warrant and (4) a Tranche C Warrant (collectively (1)-(4) a “Unit”).

(c) Conversions at Option of Holder. Subject to Section 6(b) and the limitations set forth in Section 6(f), at the option of the Holder thereof, each share of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock shall be convertible into one share of Common Stock.

(d) Mechanics of Conversion.

(i) Notice of Conversion. Holders shall effect conversions by providing the Corporation and its transfer agent with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock to be converted, the number of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock owned prior to the conversion at issue, and the number of shares of Common Stock to be issued in respect of the conversion at issue. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which such a conversion shall be deemed effective (an “Optional Conversion Date”, and together with the Automatic Conversion Date, a “Conversion Date”), shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation and its transfer agent. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(ii) Delivery of Electronic Issuance Upon Conversion. Not later than two (2) Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation’s transfer agent shall (a) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system or (b) if the shares of Series A Preferred stock being converted have been issued in global form eligible for book-entry settlement with DTC, the Conversion Shares shall be delivered to the Holder through book-entry transfer through the facilities of DTC. If in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation and its transfer agent at any time on or before its electronic receipt of such shares, as applicable, in which event the Corporation’s transfer agent shall promptly direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(iii) Obligation Absolute. Subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(ii) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion. If the Corporation fails to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(ii) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock, as applicable, equal to the number of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock, as applicable, submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(ii). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock, as applicable, with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver shares of Common Stock upon conversion of the shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(ii).

(v) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. Such reservation shall comply without regard to the provisions of Section 6(f). The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. All fractional shares shall be rounded down to the nearest whole shares of Common Stock.

(vii) Transfer Taxes. The issuance of book entry notations for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such book entry notation, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such book entry notation upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such book entry notation unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date in which the Series A Preferred Stock converts into Common Stock: (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive book entry notations for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

(f) Limitations on Conversion. Except as set forth in this Section 6(f), a Holder shall not have the right to convert any portion of the Series A Preferred Stock and such Series A Preferred Stock shall not be automatically converted, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates, any other Persons acting as a group together, and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unconverted portion of the Series A Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 6(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Proxy Statement, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, where such request indicates that it is being made pursuant to this Section 6(f), the Corporation shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by a Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and not to any other holder of Series A Preferred Stock. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by a Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert Series A Preferred Stock pursuant to this Section 6(f) shall have any effect on the applicability of the provisions of this Section 6(f) with respect to any subsequent determination of whether Series A Preferred Stock may be converted. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations set forth in this Section 6(f) shall not apply to any conversions of the Series A Preferred that occur prior to and expressly in connection with a Deemed Liquidation Event.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(c) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice; and provided further, that in each case, the Corporation will only be required to provide such information to the Holder if such information shall have be made known to the public prior to or in conjunction with such notice being provided to the Holder.

Section 8. Requisite Approval. The Corporation shall, as soon as practicable following the Issuance Date, but not more than forty-five (45) days thereafter, file a preliminary proxy statement for a vote of its stockholders to approve (i) the issuance of Units upon conversion of the Series A-1 Preferred Stock, (ii) the issuance of all Common Stock upon conversion of the Series A Preferred Stock, (iii) the Reverse Stock Split, (iv) the Pool Increase and (v) the election of the Director Nominees following the Issuance Date (collectively, the “Proposals”). The Corporation shall, as soon as practicable following notification from the staff of the Commission that it has completed its review of the preliminary proxy statement or that it will not review the preliminary proxy statement, file and mail a definitive proxy statement for the vote of its stockholders to approve the Proposals. The Corporation covenants and agrees that its Board of Directors shall unanimously recommend that the Proposals be approved by the Corporation’s stockholders at all meetings in which such Proposals are considered and promptly file the necessary amendments to the Corporation’s certificate of incorporation after the Proposals are approved. If the Corporation’s stockholders do not approve such Proposals at the first meeting in which they are voted on by stockholders, the Corporation covenants and agrees that it will submit the Proposals for approval of the Corporation’s stockholders at least semi-annually until such approval is obtained. From and after the time of the Requisite Approval, the Cap and Accruing Dividends shall no longer be applicable for any purposes hereof.

Section 9. Redemption by the Corporation.

(a) General. Unless prohibited by Delaware law governing distributions to stockholders, in the event the Requisite Approval is not obtained within one (1) year following the Issuance Date, shares of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the then Liquidation Preference (the “Redemption Price”) at any time for up to three (3) years following the Issuance Date commencing not more than sixty (60) days after receipt by the Corporation at any time on or after the one (1) year anniversary of the Issuance Date from the Requisite Holders of written notice (the “Redemption Request”) requesting redemption of all shares of Series A Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, the total number of shares of Series A Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares (as defined below) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on the Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(b) Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock not less than forty (40) days prior to the Redemption Date. The Redemption Notice shall state:

(i) the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Price;

(iii) the date upon which the holder’s right to convert such shares terminates (which shall be the date that is one Business Day immediately preceding the Redemption Date); and

(iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the twentieth (20th) day after the date of delivery of the Redemption Notice to a holder of Series A Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 9, then the shares of Series A Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Section 9, whether on the Redemption Date or thereafter.

(c) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(d) Interest. If any shares of Series A Preferred Stock are not redeemed for any reason on the Redemption Date, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to 10% (increased by one percent (1%) each month following the Redemption Date until the Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”), provided, however, that the Corporation shall take all such actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate. In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the Redemption Date to the extent permitted by law.

(e) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price (including any accrued and unpaid interest as provided in Section 9(d) above) payable upon redemption of the shares of Series A Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price (plus accrued and unpaid interest as provided in Section 9(d) above) upon surrender of any such certificate or certificates therefor.

Section 10. Board Rights. The Corporation shall appoint one individual selected by the Holders of Series A Preferred Stock to the Corporation’s Board of Directors at or promptly following the Issuance Date by taking all necessary action by the Corporation or its Board of Directors to effect such appointment.

Section 11. Miscellaneous.

(a) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(b) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(c) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(d) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(e) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or redeemed by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

********************

IN WITNESS WHEREOF, Unicycive Therapeutics, Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock to be executed by its duly authorized officer this 6th day of March, 2023.

/s/ Shalabh Gupta
By:	Shalabh Gupta, CEO

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

ANNEX A-1

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES A-1 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A-1 Preferred Stock indicated below, represented by stock certificate No(s).      (the “Preferred Stock Certificates”), into units of Unicycive Therapeutics, Inc., a Delaware corporation (the “Corporation”), consisting of (i) the number of shares of Common Stock equal to the Share Conversion Number, provided that, to the extent the Share Conversion Number causes such Holder to exceed the Maximum Percentage (as defined below), such Holder shall receive shares of Series A-2 Preferred Stock in lieu of the Share Conversion Number, (ii) a Tranche A Warrant, (iii) a Tranche B Warrant and (iv) a Tranche C Warrant (collectively (i)-(iv) “Units”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March __, 2023.

The undersigned Holder’s right to convert the shares of Series A-1 Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series A-1 Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A-1 Preferred Stock owned prior to Conversion:

Number of shares of Series A-1 Preferred Stock to be Converted:

Number of Units to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

ANNEX A-2

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES A-2 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A-2 Preferred Stock indicated below, represented by stock certificate No(s).         (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Unicycive Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March __, 2023.

The undersigned Holder’s right to convert the shares of Series A-2 Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series A Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A-2 Preferred Stock owned prior to Conversion:

Number of shares of Series A-2 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

ANNEX A-3

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES A-3 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A-3 Preferred Stock indicated below, represented by stock certificate No(s).          (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Unicycive Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March __, 2023.

The undersigned Holder’s right to convert the shares of Series A-3 Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A-3 Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series A Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A-3 Preferred Stock owned prior to Conversion:

Number of shares of Series A-3 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

ANNEX A-4

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES A-4 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A-4 Preferred Stock indicated below, represented by stock certificate No(s).          (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Unicycive Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March __, 2023.

The undersigned Holder’s right to convert the shares of Series A-4 Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A-4 Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series A Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A-4 Preferred Stock owned prior to Conversion:

Number of shares of Series A-4 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

ANNEX A-5

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES A-5 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A-5 Preferred Stock indicated below, represented by stock certificate No(s).            (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Unicycive Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March __, 2023.

The undersigned Holder’s right to convert the shares of Series A-5 Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A-5 Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series A Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A-5 Preferred Stock owned prior to Conversion:

Number of shares of Series A-5 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date: